Schedule 3
                                   ----------


                              Memorandum of Charge
                              --------------------

                       DATED THE 6TH DAY OF FEBRUARY 1998
                       ----------------------------------





                           POWERHOUSE RESOURCES, INC.

                                   as Chargor




                                       and




                          CHUNG AN INVESTMENTS LIMITED

                                    as Lender




                         -----------------------------


                              MEMORANDUM OF CHARGE



                         -----------------------------







                                ANGELA WANG & CO
                                   Solicitors
                        15th Floor Entertainment Building
                             30 Queen's Road Central
                                    Hong Kong
                       (Our ref : g:\aw\ct\970700memo.wpd)

                                 C O N T E N T S
                                 ---------------

CLAUSE            HEADING                                          PAGE
------            -------                                          ----

 1.               INTERPRETATION                                    1

 2.               CHARGING PROVISIONS                               2

 3.               CONTINUING SECURITY                               2

 4.               WARRANTIES                                        3

 5.               UNDERTAKINGS                                      4

 6.               INDEMNITY                                         5

 7.               ENFORCEMENT AND DIVIDENDS                         5

 8.               POWERS OF CHARGEE                                 6

 9.               DISTRIBUTION OF PAYMENTS                          7

10.               DELEGATION                                        7

11.               EXCLUSION OF LIABILITY                            7

12.               FURTHER ASSURANCE                                 8

13.               POWER OF ATTORNEY                                 8

14.               PROTECTION OF THIRD PARTIES                       8

15.               AVOIDANCE OF PAYMENTS                             8

16.               REMEDIES, WAIVERS AND CONSENTS                    9

17.               BENEFIT OF SECURITY                               9

18.               PARTIAL INVALIDITY                                9

19.               COMMUNICATIONS                                    9

20.               GOVERNING LAW AND JURISDICTION                    10


                  SCHEDULE 1 - NOTICE OF ASSIGNMENT                 11

                  SCHEDULE 2 - ACKNOWLEDGEMENT OF NOTICE            12

THIS MEMORANDUM OF CHARGE is made on 6th day of February 1998.

BETWEEN :-
-------

(1) POWERHOUSE RESOURCES, INC., a company incorporated in the State of Colorado, U.S.A. whose registered office is at 1624 Market Street, Suite 303, Denver, Colorado, U.S.A. ("the Chargor"); and

(2) CHUNG AN INVESTMENTS LIMITED, a company incorporated in the Bahamas and having its registered office at P O Box CB-12751, Nassau, New Providence, Bahamas ("the Lender").


WHEREAS :-
-------

(A) By a Facility Agreement dated 5th February 1998 between the Lender and the Chargor (the "Facility Agreement"), the Lender agreed to lend the Chargor the sum of US$1,000,000.00 upon the terms and conditions set out therein.

(B) By a Promissory Note dated 5th February 1998 in favour of the Lender (the "Promissory Note"), the Chargor promised to repay to the Lender the sum of US$1,000,000.00 together with all interest accrued thereon borrowed from the Lender under the Facility Agreement.

(C) In order to secure its obligations under the Facility Agreement and the Promissory Note, the Chargor has agreed to enter into this Memorandum of Charge.


IT IS AGREED as follows :-
-----------------------

1.   INTERPRETATION
     --------------

     (A) Definitions : In this Memorandum of Charge, except to the extent that the context requires otherwise :-

          "Charged Property"            means  the  Charged  Securities  and all
                                        other  assets  and  properties   charged
                                        under or pursuant to Clause 2;

          "Charged Securities"          means  the  stocks,   shares  and  other
                                        securities specified in Clauses 2(A) and
                                        2(B)  and  shall   include  any  stocks,
                                        shares or other securities acceptable to
                                        the  Lender   which  are  given  by  the
                                        Chargor or deposited with or transferred
                                        to the Lender in substitution for, or in
                                        addition  to,  the  stocks,   shares  or
                                        securities for the time being or at any time charged under this Memorandum of Charge;

          "Powerhouse Electric"         means  Powerhouse  Electric  Limited,  a
                                        company   incorporated  in  the  British
                                        Virgin Islands;

          "Indebtedness"                means all sums  which are or at any time
                                        may be or  become  due or  owing  by the
                                        Chargor  to  the  Lender,   actually  or
                                        contingently, under or in connection with the Facility Agreement and the Promissory Note.

     (B) This Memorandum of Charge : Except to the extent that the context otherwise requires, any reference to "this Memorandum of Charge" includes any document which is supplemental hereto or which is expressed to be collateral herewith or which is entered into pursuant to or in accordance with the terms hereof.

     (C) The Facility Agreement and the Promissory Note : All references in this Memorandum of Charge to the Facility Agreement and the Promissory Note are to the Facility Agreement and the Promissory Note as from time to time amended, modified or supplemented.

     (D) Headings and Clauses : Headings in this Memorandum of Charge, which are inserted for convenience only, shall be ignored in construing this Memorandum of Charge. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. Any reference to the neuter genders shall include the masculine gender. Save where otherwise indicated, references to the "Clauses" and the "Schedules" are to be construed as references to the clauses of, and the schedules to, this Memorandum of Charge.

2.   CHARGING PROVISIONS
     -------------------

     (A) Charged Securities : The Chargor as legal and beneficial owner and as a continuing security for the payment and discharge of the Indebtedness and for the observance and performance of its obligations under the Facility Agreement and the Promissory Note and this Memorandum of Charge, hereby charges in favour of the Lender with the intent that it shall take effect by way of first fixed charge, and assigns absolutely to the Lender, all its issued ordinary shares in the capital of Powerhouse Electric.

     (B) Dividends : The security created by this Memorandum of Charge shall affect, and the Charged Securities include, (i) all dividends paid or payable on any of the Charged Securities, (ii) all stocks, shares and other securities (together with all dividends paid or payable thereon), rights, moneys or other property paid, distributed, accruing or offered at any time (by way of dividend, bonus, redemption, rights, preference, option, warrant or otherwise) on, to or in respect of or in substitution for any of the Charged Securities and (iii) the proceeds of sale and redemption and any payment or receipt of, on, or in respect of any of the Charged Securities.

3.   CONTINUING SECURITY
     -------------------

     (A) Continuing Security : The security created by this Memorandum of Charge shall constitute and be a continuing security notwithstanding any partial or intermediate settlement of account or reduction or repayment of any part of the Indebtedness or any other matter or thing whatsoever, and shall be in addition to and shall not be in any way prejudiced or affected by any collateral or other security from time to time held or judgment or other relief obtained by the Lender for all or any part of the Indebtedness nor shall any such collateral or other security, judgment or order or any lien to which the Lender may be otherwise entitled or the liability of the Chargor or any others not parties hereto for all or any part of the Indebtedness be in any way prejudiced or affected by this Memorandum of Charge.

     (B) Unconditionality of Security : The security created by this Memorandum of Charge shall not be discharged or affected by (i) any time, indulgence, waiver or consent at any time given to the Chargor or any other person, (ii) any amendment to the Promissory Note, this Memorandum of Charge or any other security, guarantee or indemnity,
          (iii) the making or absence of any demand on the Chargor or any other person for payment, (iv) the enforcement or absence of enforcement of the Facility Agreement or the Promissory Note, this Memorandum of Charge or any other security, guarantee or indemnity, (v) the release of any other security, guarantee or indemnity (including the release of any of the Charged Property), (vi) the dissolution, amalgamation, reconstruction, reorganisation of the Chargor or any other person (or the commencement of any of the foregoing), (vii) the illegality, invalidity or unenforceability of or any defect in any provision of the Facility Agreement or the Promissory Note, this Memorandum of Charge or any other security, guarantee or indemnity or any of the obligations of any of the parties thereunder, or (viii) any other matter or thing whatsoever.


4.   WARRANTIES
     ----------

     (A) By Chargor : The Chargor warrants to and for the benefit of the Lender and in relation to the Charged Property charged by it under this Agreement as follows:-

          (i) Powers : it has the power to enter into and perform and comply with its obligations under and to create the security expressed to be created by this Memorandum of Charge;

          (ii) Authorisation and Consents : all action, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents) in order (a) to enable it lawfully to enter into, exercise its rights (if any), and perform and comply with its obligations under this Memorandum of Charge (including the creation of the security expressed to be created by this Memorandum of Charge), (b) to ensure that those obligations and such security are valid, legally binding and enforceable and, in the case of such security, will rank ahead of any other present or future security on the Charged Property or any part thereof and (c) to make this Memorandum of Charge admissible in evidence in the courts of the Special Administrative Region of Hong Kong have been taken, fulfilled and done;

          (iii)Non Violation of Laws, etc : neither its entry into, exercise of its rights (if any) and/or performance of or compliance with its obligations under this Memorandum of Charge (including the creation of the security expressed to be created by this Memorandum of Charge) does or will violate, or exceed any borrowing or other powers or restrictions granted or imposed under or pursuant to, (a) any law to which it is subject or (b) any agreement to which it is a party or which is binding on it or its assets and do not and will not result in the creation of, or oblige it to create, any security over those assets;

          (iv) Obligations Binding : its obligations under this Memorandum of Charge and the security expressed to be created by this Memorandum of Charge are valid, binding and enforceable and, in the case of such security, will rank ahead of any other present or future security on or over the Charged Property or any part thereof;

          (v) Litigation : no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened to restrain the entry into, exercise of its rights (if any) under and/or performance or endorsement of or compliance with its obligations under, or the creation of the security expressed to be created by, this Memorandum of Charge;

          (vi) No Default : no event of default or potential event of default (in relation to it) has occurred or will occur as a result of the Chargor's entry into this Memorandum of Charge and it is not in breach of or default under any agreement to an extent or in a manner which has or could have a material adverse effect on it;

          (vii)Ownership : it is and will at all times be the sole and beneficial owner of the Charged Property;

          (viii) Charged Securities : all the Charged Securities charged by it are fully paid or credited as fully paid; and

          (ix) Existing  Security  : no  security  exists  on or over any of the
               Charged   Property  except  for  the  security  created  by  this
               Memorandum of Charge.

     (B) Repetition : The Chargor warrants to and for the benefit of the Lender that each of the warranties in sub-Clause (A) above made by it will be correct and complied with in all respects at all times during the continuance of the security created by this Memorandum of Charge as if repeated then by reference to the then existing circumstances.


5.   UNDERTAKINGS
     ------------

     The Chargor hereby undertakes to the Lender that :-

     (i) Transfer of Powerhouse Electric Shares : immediately following signature of this Memorandum of Charge, it will deliver to the Lender duly completed and signed instruments of transfer in favour of the Lender or its nominee in respect of all its shares in Powerhouse Electric together with the relevant share certificates and certified copies of a Board Resolution of Powerhouse Electric approving (inter alia) the transfer of all its issued shares in Powerhouse Electric in accordance with the terms of this Memorandum of Charge;

     (ii) Notice : it will give to Powerhouse Electric or (as the case may be) its corporate secretary a notice of the charge or assignment of the securities and rights to such Charged Securities in the form of
          Schedule 1 (or in such other form as the Lender may require) and procure that Powerhouse Electric or its corporate secretary delivers to the Lender an acknowledgement of such notice of charge or assignment in the form of Schedule 2 (or in such other form as the Lender may require); and

     (iii)General Covenants : during the continuance of the security created by this Memorandum of Charge :-

          (a) Charged Property : it will not (and will not agree, conditionally or unconditionally, to) sell, transfer, lend or otherwise dispose of or give any conditional or unconditional option, warrant or other right to subscribe for, purchase or otherwise acquire, or create (or agree, conditionally or unconditionally, to create) or have outstanding any security on or over, any of the Charged Property charged by it or any interest therein, except for the security created by this Memorandum of Charge;

          (b) Value of Charged Property : it will not take or omit to take any action which act or omission could materially and adversely affect or could diminish the value of any of the Charged Property charged by it or which may result in any alteration or impairment of this Memorandum of Charge or any of the rights created hereby. It will at its own expense promptly take all action which is at any time necessary or desirable to protect the value of its interest in and rights to, and the Lender's interests in and rights to, the Charged Property; and

          (c) Rights Issues, etc : it will on demand duly pay any calls, subscription moneys and/or other moneys payable on or in respect of the Charged Securities charged by it. If the Chargor does not do so, the Lender may (but shall not be obliged to) do so and, if the Lender does so, the Chargor shall on demand indemnify the Lender against such payment together with interest thereon for the period beginning on the date of such payment and ending on the date on which the Lender has been indemnified in full by the Chargor.


6.   INDEMNITY
     ---------

     (A) To Lender : The Lender shall be indemnified by the Chargor from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Lender by reason of any failure of the Chargor to perform its obligations (if any) under this Memorandum of Charge or in the execution or purported execution of any of the rights, powers, remedies, authorities or discretions vested in the Lender under or pursuant to this Memorandum of Charge.

     (B) Repayment of Moneys : If the Lender sees fit to implement its rights hereunder with respect to the Charged Property or if the Lender makes any payment in respect of, or pursuant to, this Memorandum of Charge, all moneys so expended by the Lender for the purposes aforesaid shall on demand be repaid by the Chargor.


7.   ENFORCEMENT AND DIVIDENDS
     -------------------------

     (A) Consolidation : No restrictions imposed by any ordinance, enactment or law on any immediate or other power of sale, or on the consolidation of mortgages or charges or other securities, shall apply to the security created by this Memorandum of Charge.

     (B) Enforcement : The security created by this Memorandum of Charge shall become immediately enforceable and the power of sale and other powers conferred by law (as varied and extended by this Memorandum of Charge) and all the other powers conferred on the Lender by this Memorandum of Charge shall be immediately exercisable at any time after the Chargor shall have failed to pay or satisfy when due any part or parts of the Indebtedness or the occurrence of any other event of default under the Facility Agreement or the Promissory Note.

8.   POWERS OF CHARGEE
     -----------------

     (A) Certain powers : The Lender shall have power at any time after the security created by this Memorandum of Charge shall have become enforceable either in its own name or in the name of the Chargor and without notice to the Chargor or any other person :-

          (i) Sell : to sell, exchange, convert into money or otherwise dispose of or realise or concur in selling, exchanging, converting into money or otherwise disposing of or realising such part of the Charged Property as is necessary to discharge the Indebtedness and to secure the observance and performance of the Chargor's obligations under the Facility Agreement, the Promissory Note and this Memorandum of Charge either by public offer or private contract and for such consideration and on such terms as it may think fit and so that (without prejudice to the generality of the foregoing) it may do any of those things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable or deliverable in a lump sum whether immediately or on a deferred basis or by instalments spread over such period as it may think fit;

          (ii) Compromise : to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating in any way to the Charged Property or any part thereof;

          (iii)Legal Actions : to bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Charged Property or any part thereof as may seem to it to be expedient; and

          (iv) Other Powers : to do all such other acts and things as it may consider necessary or desirable for the realising of the Charged Property or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on it under or by virtue of this Memorandum of Charge and to exercise in relation to the Charged Property or any part thereof all such powers, authorities and things as it would be capable of exercising if it were the absolute beneficial owner of the same.

     In any sale or disposal referred to in paragraph (i), the Lender may itself purchase the Charged Property or any part thereof free from any right of redemption on the part of the Chargor which is hereby waived and released.

     (B) Third Parties : The Chargor agrees that, upon any sale or disposal of the Charged Property or any part thereof which the Lender shall make or purport to make under the provisions of this Charge, a statement in writing from the Lender that the security created by this Charge has become enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Charged Property may be transferred and such purchaser or other person will take the same free of any rights of the Chargor. The Chargor undertakes to indemnify the Lender against any claim which may be made against the Lender by such purchaser or any other person by reason of any defect in its title to the Charged Property.

     (C) Powers Additional : The powers conferred by this Memorandum of Charge in relation to the Charged Property or any part thereof on the Lender shall be in addition to and not in substitution for the powers conferred on mortgagees under law, which shall apply to the security created by this Memorandum of Charge except insofar as they are expressly or impliedly excluded. Where there is any ambiguity or conflict between the powers conferred by law and those conferred by this Memorandum of Charge as aforesaid, then the terms of this Memorandum of Charge shall prevail to the extent that the law permits derogation or waiver of a power conferred by law.

     (D) Certificates Conclusive : A certificate by the Lender as to any sum payable to it under this Memorandum of Charge, and any other certificate, determination, notification or opinion of the Lender provided for in this Memorandum of Charge, shall be conclusive in the absence of manifest error.


9.   DISTRIBUTION OF PAYMENTS
     ------------------------

     All moneys received pursuant to this Memorandum of Charge and/or the powers hereby conferred shall be applied in the following manner and order :-

     (i) Charges : in or towards payment of any fees and any costs, charges and expenses incurred by the Lender then due and payable under this Memorandum of Charge;

     (ii) Indebtedness   :  in  or   towards   payment  to  the  Lender  of  the
          Indebtedness; and

     (iii)Surplus : in payment of any surplus to the Chargor or other person entitled thereto.


10.  DELEGATION
     ----------

     The Lender may at any time and from time to time delegate by power of attorney or in any other manner to any person or persons or fluctuating body of persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Lender under this Memorandum of Charge in relation to the Charged Property or any part thereof and any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Lender may think fit and the Lender shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.


11.  EXCLUSION OF LIABILITY
     ----------------------

     (A) The Lender : The Lender shall not in any circumstances or for any other reason whatsoever be liable to account to the Chargor or any other person for anything except the Lender's own actual receipts or be liable to the Chargor or any other person for any loss or damage or diminution in price arising from any realisation by the Lender of the Charged Property or any part thereof or from any act, default or omission of the Lender in relation to the Charged Property or from any exercise or non-exercise by the Lender of any power, authority or discretion conferred upon it in relation to the Charged Property or any part thereof by or pursuant to this Memorandum of Charge unless such loss or damage shall be caused by the Lender's own fraud.

     (B) Delegate : All the provisions of sub-Clause (A) above shall apply in respect of the liability of any such delegate or sub-delegate as aforesaid in all respects as though every reference in the said sub-Clause (A) to the Lender were instead a reference to such delegate or sub-delegate.


12.  FURTHER ASSURANCE
     -----------------

     The Chargor shall at its own expense execute and do all such assurances, acts and things as the Lender may reasonably require facilitating the realisation of the Charged Property and the exercise of all powers, authorities and discretions vested in the Lender or in any such delegate or sub-delegate as aforesaid and shall in particular execute all transfers, conveyances, assignments and assurances of such property (whether to the Lender or to its nominees) and give all notices, orders and directions which the Lender may think expedient. For the purposes of this Clause, a certificate in writing by the Lender to the effect that any particular assurance, act or thing required by it is reasonably required shall be conclusive evidence of such fact.


13.  POWER OF ATTORNEY
     -----------------

     (A) Appointment : The Chargor hereby by way of security irrevocably appoints the Lender and every such delegate or sub-delegate as aforesaid to be its attorney and on its behalf and in its name or otherwise to execute and do all such assurances, acts and things which the Chargor ought to do under the covenants and provisions contained in this Memorandum of Charge and generally in its name or otherwise and on its behalf to exercise all or any of the powers, authorities and discretions conferred by or pursuant to this Memorandum of Charge on the Lender or any such delegate or sub-delegate and (without prejudice to the generality of the foregoing) to seal and deliver and otherwise perfect any deed, assurance, agreement, instrument or act which it may deem proper in or for the purpose of exercising any of such powers, authorities and discretions.

     (B) Ratification : The Chargor hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney as is mentioned in sub-Clause (A) above shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in sub-Clause.


14.  PROTECTION OF THIRD PARTIES
     ---------------------------

     No person dealing with the Lender or with any such delegate or sub-delegate as aforesaid shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Memorandum of Charge in relation to the Charged Property or any part thereof are or may be exercisable by the Lender or by any such delegate or sub-delegate or otherwise as to propriety or regularity of acts purporting or intended to be in exercise of any such powers.


15.  AVOIDANCE OF PAYMENTS
     ---------------------

     No assurance, security or payment which may be avoided under any law relating to winding-up or insolvency and no release, settlement or discharge given or made by the Lender on the faith of any such assurance, security or payment, shall prejudice or affect its right to enforce the security created by this Memorandum of Charge in respect of the full extent of the moneys hereby secured. Any such release, settlement or discharge shall be deemed to be made subject to the condition that it will be void, if any payment or security which the Lender may previously have received or may thereafter receive from any person in respect of the Indebtedness, is set aside under any applicable law or proves to have been for any reason invalid.

16.  REMEDIES, WAIVERS AND CONSENTS
     ------------------------------

     (A) Rights/Remedies : No failure on the part of the Lender to exercise, and no delay on its part in exercising, any right or remedy under this Memorandum of Charge will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Memorandum of Charge are cumulative and not exclusive of any rights or remedies provided by law.

     (B) Waiver/Consent : Any waiver or consent by the Lender under this Memorandum of Charge must be in writing and may be given subject to any conditions thought fit by the person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.


17.  BENEFIT OF SECURITY
     -------------------

     This Charge shall be binding upon and enure to the benefit of each party hereto and its successors and assigns. The Chargor may assign or transfer all or any part of its rights, benefits and obligations hereunder with the prior written consent of the Lender.


18.  PARTIAL INVALIDITY
     ------------------

     The illegality, invalidity or unenforceability of any provision of this Memorandum of Charge under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.


19.  COMMUNICATIONS
     --------------

     (A) Address : Each demand, notice or other communication under this Memorandum of Charge shall be made by facsimile, telex or otherwise in writing. Each communication or document to be delivered to any party under this Memorandum of Charge shall be sent to it at the facsimile or telex number or address, and marked for the attention of the person, from time to time designated by that party to the other party for the purpose of this Memorandum of Charge. The initial address so designated by each party are set out at the end of this Memorandum of Charge.

     (B) Deemed Delivery : A demand, notice or other communication made or given to any party in accordance with sub-Clause (A) above shall be effective (notwithstanding that it is returned undelivered) and shall be deemed to be received by it, if sent by facsimile or telex, on the same day or, in any other case, when left at the address required by subClause (A) above or seven days after being sent by prepaid registered post (by airmail, if to another country) addressed to that address.

20.  GOVERNING LAW AND JURISDICTION
     ------------------------------

     (A) Governing Law : This Memorandum of Charge shall be governed by, and construed in accordance with, the laws of the Special Administrative Region of Hong Kong.

     (B) Hong Kong Courts : The parties hereby irrevocably agree that the courts of the Special Administrative Region of Hong Kong are to have jurisdiction to settle any disputes which may arise out of or in connection with this Memorandum of Charge and that, accordingly, any legal action or proceedings arising out of or in connection with this Memorandum of Charge may be brought in those courts and the Chargor irrevocably submits to the non-exclusive jurisdiction of those courts.

     (C) Agent for Service : The Chargor shall at all times maintain an agent for service of process in Hong Kong. Such agent shall be Mr Sam Leung Kam Sham of C3, 28th Floor, Elizabeth House, 254 Gloucester Road, Hong Kong and any writ, judgment or other notice of legal process shall be sufficiently served on the Chargor if delivered to such agent at its address for the time being. The Chargor undertakes not to revoke the authority of the above agent and if, for any reason, any such agent no longer serves as agent of the Chargor to receive service of process, the Chargor shall promptly appoint another agent, shall advise the Lender thereof and shall deliver promptly to the Lender the acceptance by such agent of its appointment.

                                   SCHEDULE 1
                                   ----------


                              NOTICE OF ASSIGNMENT
                              --------------------

7 February 1998

To:   Powerhouse Electric Limited
      c/o Island Secretaries Limited
      8th Floor, Yu Yuet Lai Building
      43 Wyndham Street
      Hong Kong


Dear Sirs

We hereby give you notice that by a Memorandum of Charge (the "Charge") dated 6th February 1998 made between ourselves and Chung An Investments Limited, a company incorporated in the Bahamas (the "Lender"), we have charged in favour of the Lender, and assigned in accordance with the terms of the Charge to the Lender, all of our right, title and interest in and to, inter alia, all our shares in the capital of Powerhouse Electric Limited. You are hereby directed to deal with all such securities in accordance with the instructions of the Lender.

This notice and the instructions herein contained are irrevocable and may not be revoked, modified or varied without the consent in writing of the Lender.

Please acknowledge to myself and the Lender the receipt of this notice in the form of the acknowledgement detached.


                                                     Yours faithfully




                                       By
                                         ---------------------------------------
                                         for and on behalf of
                                         Powerhouse Resources Inc

                                   SCHEDULE 2
                                   ----------


                            ACKNOWLEDGEMENT OF NOTICE
                            -------------------------

7 February 1998

To:  (1)  Powerhouse Resources Inc
     (2)  Chung An Investments Limited


Dear Sirs

We acknowledge receipt of a notice of assignment dated 7th February 1998 of which the above is a copy, and :-

     (1) confirm that we have received no notice of any prior charge, assignment or other security over the securities referred to in the notice; and

     (2) confirm that we will comply with the directions to us contained in the notice.


                                     Yours faithfully
                                     For and on behalf of
                                     Powerhouse Electric Limited

                                     By :

                                     Name :

                                     Title :

IN WITNESS WHEREOF this Memorandum of Charge has been entered into on the date stated at the beginning.


The Chargor
-----------

POWERHOUSE RESOURCES INC
at 1624 Market Street, Suite 303, Denver,
Colorado, U.S.A.
Fax Number :  (303) 964 9244
Attention  :  Mr Sam Leung Kam Sham


The Common Seal of POWERHOUSE                       )
RESOURCES INC was affixed in the                    )
presence of :-                                      )





The Lender
----------

CHUNG AN INVESTMENTS LIMITED
at 14th Floor, Onfem Tower, 20 Wyndham Street,
Hong Kong
Fax Number :  (852) 2868 5186
Attention  :  Mr Chung Ho/Mr Robin De Morgan

The Common Seal of                                   )
CHUNG AN INVESTMENTS                                 )
LIMITED was affixed in the presence of :-            )